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                                                                     Exhibit 11

                             PORTLAND BREWING COMPANY

                   Calculations of Net (Loss) Income Per Share

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

                                       Three Months Ended September 30,                     Nine Months Ended September 30,
                              -------------------------------------------------    ------------------------------------------------
                                        1996                      1995                      1996                      1995
                              -----------------------   -----------------------    ----------------------    ----------------------
                                             Fully                     Fully                      Fully                    Fully
                               Primary      Diluted      Primary      Diluted       Primary      Diluted      Primary     Diluted
                              -----------------------   -----------------------    ----------------------    ----------------------
Weighted average shares
outstanding for the period     2,073,353    2,073,353    1,768,914    1,768,914    2,070,716    2,070,716    1,660,720    1,660,720

Dilutive common stock
options using the treasury
stock method                           -            -       66,568       66,568       75,693       75,693       61,369       61,369
                              -----------------------   -----------------------    ----------------------    ----------------------
Total shares used in per
share calculations             2,073,353    2,073,353    1,835,482    1,835,482    2,146,409    2,146,409    1,722,089    1,722,089

Net (loss) income             $  (34,166)  $  (34,166)  $  234,476   $  234,476    $  24,524    $  24,524   $  178,253   $  178,253
                              -----------------------   -----------------------    ----------------------    ----------------------
                              -----------------------   -----------------------    ----------------------    ----------------------

Net (loss) income per share     $  (0.02)    $  (0.02)     $  0.13      $  0.13      $  0.01      $  0.01      $  0.10      $  0.10
                              -----------------------   -----------------------    ----------------------    ----------------------
                              -----------------------   -----------------------    ----------------------    ----------------------

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